LIBERTY   [Liberty
MUTUAL    logo]



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                    LIBERTY LIFE ASSURANCE COMPANY OF BOSTON
                      A Member of the Liberty Mutual Group

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Home Office:     175 Berkeley Street, P.O. Box 140, Boston, Massachusetts
                 02117-0140.
Service Center:  100 Liberty Way, Dover, New Hampshire  03820-5808


                     READ THIS INSURANCE CONTRACT CAREFULLY


RIGHT TO RETURN
This is a legal contract between You and the Company. If You are not satisfied, You may return it to Us or Your agent within 10 days of its receipt and any premium will be refunded.

Liberty Life Assurance Company of Boston, a stock Company, will pay the benefits provided in this contract, subject to its terms and conditions. The CONTRACT GUIDE on the inside of the front cover shows where the major contract provisions can be found.

We have issued this flexible premium variable life insurance contract in consideration of Your application and the receipt of Your initial premium.

THE AMOUNT AND DURATION OF THE DEATH BENEFIT AND OTHER VALUES PROVIDED BY THIS CONTRACT ARE BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT, THE FIXED ACCOUNT EARNINGS AND CONTRACT CHARGES. SEPARATE ACCOUNT VALUES ARE VARIABLE AND MAY INCREASE OR DECREASE. THESE VALUES ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. THE DEATH BENEFIT IS DESCRIBED ON PAGE 3.

Signed for the Company.

            /s/ Barry S. Silvan                 /s/ Edmund F. Kelly
            SECRETARY                           PRESIDENT

CONTRACT DESCRIPTION

This is a FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE CONTRACT.
The amount and frequency of payments are flexible.
The Death Benefit is payable if the Insured dies while this contract is in force. Death Benefit and Account Value may vary with investment and earnings experience and contract charges. This contract is non-participating.

                              CONTRACT INFORMATION


Insured                       [John Doe]                  Contract Number                 [NV-12345678]

Issue Age/Sex                 [35 ]/[Male]                Contract Date                   [June 1,1999]

Rating Class                  [Standard] [Non-Tobacco]    Loan Interest Rate              [6.00%]

Face Amount                   [$100,000.00]               Minimum Face Amount             [$50,000]

Initial Premium               [$300.00]                   Minimum Face Amount Increase    [$25,000]

Planned Premium               [$1,200.00]                 Death Benefit Option            [1]

Planned Premium Frequency     [Annual]                    Initial Net Premium
                                                          Allocation Limit                [$2,000]


Limited Guaranteed Coverage Monthly Premium  [$ 84.92]
Limited Guaranteed Coverage Period - The Limited Guaranteed Coverage Period begins on the Contract Date and is in effect through the Monthly Date following the Insured's Attained Age [75.]

Lifetime Guaranteed Coverage Monthly Premium [$ 109.92]
Lifetime Guaranteed Coverage Period - The Lifetime Guaranteed Coverage Period begins on the Contract Date and is in effect for the duration of the contract.

Coverage may end if no premiums are paid after the Initial Premium or if subsequent premiums are not sufficient to cover the Monthly Deduction.


Interest Rates
Guaranteed Annual Interest Rate For the Fixed Account             [4.00%]
Guaranteed Monthly Equivalent Interest Rate                       [0.32737%]

Contract Charges
Contract Fee [$6.00] per month.              Withdrawal Charge on Withdrawal as defined on page 13.
Cost of Insurance as defined on page 9.      Premium Expense Charge [5.5%] of each premium payment.
Separate Account Expense Charge  [.60%]

                           Table of Withdrawal Charges
                      This table applies in the event of a
                  Withdrawal in the first [10] contract years.

    Contract                  Withdrawal                     Contract                 Withdrawal
      Year                      Charge                         Year                     Charge

       [1                      $959.00                          6                      $671.00
        2                      $959.00                          7                      $575.00
        3                      $959.00                          8                      $480.00
        4                      $863.00                          9                      $384.00
        5                      $767.00                          10                      192.00
                                                        11 and thereafter               $0.00]

Mortality Table
1980 Commissioners Standard Ordinary, Age Last Birthday, Smoker or Non-smoker

                                                   Contract Number [NV-12345678]
                        CONTRACT INFORMATION (continued)



Additional Agreements

    Accelerated Death Benefit Agreement
    Issue Date:                         [June 1, 1999]

    Additional Insured Benefit Agreement
    Additional Insured:                 [Jane Doe]
    Face Amount:                        [$100,000.00]
    Issue Age/Sex                       [35 ]/[Female]
    Rating Class                        [Standard] [Non-Tobacco]
    Issue Date:                         [June 1, 1999]
    Termination Date:                   [June 1, 2064]


    Primary Insured Term Insurance Benefit Agreement
    Primary Insured:                    [John Doe]
    Face Amount:                        [$100,000.00]
    Issue Age/Sex                       [35 ]/[Male]
    Rating Class                        [Standard] [Non-Tobacco]
    Issue Date:                         [June 1, 1999]
    Termination Date:                   [June 1, 2064]


    Accidental Death and Dismemberment Benefit Agreement
    Amount of Accidental Death Benefit: [$100,000.00]
    Monthly Deduction                   [$7.00]
    Issue Date:                         [June 1, 1999]
    Termination Date:                   [June 1, 2034]

    Children's Protection Benefit Agreement
    Units:   [5]
    Monthly Deduction:                  [$2.50]
    Issue Date:                         [June 1, 1999]
    Termination Date:                   [June 1, 2034]

    Disability Waiver of Monthly Deductions Benefit Agreement
    Rating Factor:  [1.00]
    Issue Date:                         [June 1, 1999]
    Termination Date:                   [June 1, 2029]

    Disability Waiver of Monthly Specified Premium Benefit Agreement
    Specified Monthly Premium Amount:   [$100.00]
    Monthly Deduction:                  [$6.00]
    The Monthly Deduction is based on a rating factor of [1.00].
    Issue Date:                         [June 1, 1999]
    Termination Date:                   [June 1, 2029]

FPV-98150

                                                   Contract Number [NV-12345678]
                        CONTRACT INFORMATION (continued)


           TABLE OF GUARANTEED MAXIMUM MONTHLY COST OF INSURANCE RATES

         Attained   Monthly     Attained   Monthly Cost   Attained  Monthly
           Age      Cost of       Age           of         Age      Cost of
                    Insurance             Insurance Rate           Insurance
                      Rate                                           Rate

                     Male                    Male                    Male
             0        --           35       0.1442           70     3.0703
             1        --           36       0.1517           71     3.4033
             2        --           37       0.1617           72     3.7600
             3        --           38       0.1726           73     4.1934
             4        --           39       0.1843           74     4.6701

             5        --           40       0.1984           75     5.1801
             6        --           41       0.2134           76     5.7192
             7        --           42       0.2293           77     6.2835
             8        --           43       0.2468           78     6.8762
             9        --           44       0.2660           79     7.5161

            10        --           45       0.2876           80     8.2238
            11        --           46       0.3110           81     9.0181
            12        --           47       0.3360           82     9.9157
            13        --           48       0.3635           83    10.9129
            14        --           49       0.3935           84    11.9904

            15        --           50       0.4277           85    13.1242
            16        --           51       0.4669           86    14.3000
            17        --           52       0.5120           87    15.5000
            18        --           53       0.5637           88    16.7191
            19        --           54       0.6213           89    17.9749

            20        --           55       0.6855           90    19.2858
            21        --           56       0.7556           91    20.6825
            22        --           57       0.8299           92    22.2180
            23        --           58       0.9125           93    24.0437
            24        --           59       1.0052           94    26.5035

            25        --           60       1.1088           95    30.2074
            26        --           61       1.2240           96    36.3581
            27        --           62       1.3569           97    47.2118
            28        --           63       1.5073           98    66.2071
            29        --           64       1.6745           99    82.5000

            30        --           65       1.8577
            31        --           66       2.0559
            32        --           67       2.2685
            33        --           68       2.4996
            34        --           69       2.7560


FPV-98150

                                                   Contract Number [NV-12345678]
                        CONTRACT INFORMATION (continued)

                PRIMARY INSURED TERM INSURANCE BENEFIT AGREEMENT
           TABLE OF GUARANTEED MAXIMUM MONTHLY COST OF INSURANCE RATES

         Attained   Monthly     Attained   Monthly Cost   Attained  Monthly
           Age      Cost of       Age           of         Age      Cost of
                    Insurance             Insurance Rate           Insurance
                      Rate                                           Rate

                     Male                    Male                    Male
            [0        --           35       0.1442           70     3.0703
             1        --           36       0.1517           71     3.4033
             2        --           37       0.1617           72     3.7600
             3        --           38       0.1726           73     4.1934
             4        --           39       0.1843           74     4.6701

             5        --           40       0.1984           75     5.1801
             6        --           41       0.2134           76     5.7192
             7        --           42       0.2293           77     6.2835
             8        --           43       0.2468           78     6.8762
             9        --           44       0.2660           79     7.5161

            10        --           45       0.2876           80     8.2238
            11        --           46       0.3110           81     9.0181
            12        --           47       0.3360           82     9.9157
            13        --           48       0.3635           83    10.9129
            14        --           49       0.3935           84    11.9904

            15        --           50       0.4277           85    13.1242
            16        --           51       0.4669           86    14.3000
            17        --           52       0.5120           87    15.5000
            18        --           53       0.5637           88    16.7191
            19        --           54       0.6213           89    17.9749

            20        --           55       0.6855           90    19.2858
            21        --           56       0.7556           91    20.6825
            22        --           57       0.8299           92    22.2180
            23        --           58       0.9125           93    24.0437
            24        --           59       1.0052           94    26.5035

            25        --           60       1.1088           95    30.2074
            26        --           61       1.2240           96    36.3581
            27        --           62       1.3569           97    47.2118
            28        --           63       1.5073           98    66.2071
            29        --           64       1.6745           99    82.5000

            30        --           65       1.8577
            31        --           66       2.0559
            32        --           67       2.2685
            33        --           68       2.4996
            34        --           69       2.7560


These rates are based on the Mortality Table listed on the Contract Information Page.

FPV-98150

                                                   Contract Number [NV-12345678]
                        CONTRACT INFORMATION (continued)

               ADDITIONAL INSURED TERM INSURANCE BENEFIT AGREEMENT TABLE OF GUARANTEED MAXIMUM MONTHLY COST OF INSURANCE RATES



         Attained   Monthly     Attained   Monthly Cost   Attained  Monthly
           Age      Cost of       Age           of         Age      Cost of
                    Insurance             Insurance Rate           Insurance
                      Rate                                           Rate

                     Male                    Male                    Male
             0        --           35       0.1442           70     3.0703
             1        --           36       0.1517           71     3.4033
             2        --           37       0.1617           72     3.7600
             3        --           38       0.1726           73     4.1934
             4        --           39       0.1843           74     4.6701

             5        --           40       0.1984           75     5.1801
             6        --           41       0.2134           76     5.7192
             7        --           42       0.2293           77     6.2835
             8        --           43       0.2468           78     6.8762
             9        --           44       0.2660           79     7.5161

            10        --           45       0.2876           80     8.2238
            11        --           46       0.3110           81     9.0181
            12        --           47       0.3360           82     9.9157
            13        --           48       0.3635           83    10.9129
            14        --           49       0.3935           84    11.9904

            15        --           50       0.4277           85    13.1242
            16        --           51       0.4669           86    14.3000
            17        --           52       0.5120           87    15.5000
            18        --           53       0.5637           88    16.7191
            19        --           54       0.6213           89    17.9749

            20        --           55       0.6855           90    19.2858
            21        --           56       0.7556           91    20.6825
            22        --           57       0.8299           92    22.2180
            23        --           58       0.9125           93    24.0437
            24        --           59       1.0052           94    26.5035

            25        --           60       1.1088           95    30.2074
            26        --           61       1.2240           96    36.3581
            27        --           62       1.3569           97    47.2118
            28        --           63       1.5073           98    66.2071
            29        --           64       1.6745           99    82.5000

            30        --           65       1.8577
            31        --           66       2.0559
            32        --           67       2.2685
            33        --           68       2.4996
            34        --           69       2.7560


These rates are based on the Mortality Table listed on the Contract Information page.

FPV-98150

                                                                           Page


CONTRACT    ASSIGNMENT........................................................6
GUIDE       CONTRACT LOANS...................................................11
            CONTRACT VALUES...................................................8
            CONTRACT WITHDRAWAL..............................................12
            DEATH BENEFIT.....................................................3
            DEFINITIONS.......................................................2
            GENERAL CONTRACT PROVISIONS.......................................6
            GRACE PERIOD......................................................5
            INCONTESTABILITY AND SUICIDE......................................7
            OWNER AND BENEFICIARY.............................................6
            PAYMENT OF PROCEEDS..............................................14
            PAYMENT OF PROCEEDS OPTIONS......................................14
            REINSTATEMENT.....................................................6
            SEPARATE ACCOUNT PROVISIONS......................................10
            PREMIUMS..........................................................5
            TABLE OF GUARANTEED MAXIMUM MONTHLY
            COST OF INSURANCE RATES...................Contract Information page
            TABLE OF WITHDRAWAL CHARGES...............Contract Information page
            ANY ADDITIONAL AGREEMENTS, ENDORSEMENTS
            AND A COPY OF THE APPLICATION APPEAR
            AFTER PAGE.......................................................15

DEFINITIONS This is what We mean when We use the following words in Your contract:

            Accumulation Unit. An accounting unit of measurement which We use to calculate the value of a sub-account.

            Attained Age. The Insured's age on his or her last birthday.

            Contract Date. The date when insurance coverage becomes effective.

            Indebtedness. Any unpaid contract loan and unpaid loan interest.

            Loan Account. An account established for amounts transferred from the sub-accounts or the Fixed Account as security for outstanding Indebtedness.

            Monthly Date. The same day in each month as the Contract Date. The day of the month on which the Monthly Deduction is taken from Your Account Value.

            Net Death Benefit. The Death Benefit, less any Indebtedness.

            Net Premium. The premium paid, less any premium expense charge.

            Proceeds. All or part of the amount payable under any provision of this contract.

            Written Request. A notice in writing, satisfactory to Us, placed on file at Our Service Center.

            Valuation Day. The day when a sub-account is valued. This occurs every day We are open and the New York Stock Exchange is open for trading.

            Valuation Period. The time period between the close of business on successive Valuation Days.

            We, Our, Us, The Company. Liberty Life Assurance Company of Boston.

            You, Your. The Owner of this contract, who may be someone other than the Insured.

DEATH       THE BENEFIT
BENEFT      If the Insured dies while this contract is in force, We will pay a
            Death Benefit to the Beneficiary. The amount of the Death Benefit will depend on the Death Benefit Option in effect on the date of death. We will reduce the Death Benefit by any Indebtedness.

            The Death Benefit will be determined on the date We receive due proof of the Insured's death.

            There are two Death Benefit Options available under this contract:
            Option 1 and Option 2. The Death Benefit Option selected on the application is shown on the Contract Information page. You may change that Option while this contract is in force, in accordance with the Contract Change section.

            DEATH BENEFIT OPTIONS
            Under Option 1, the Death Benefit will be the greater of:

            o  the Face Amount; or

            o  a percentage, shown below, of the Account Value.

            Under Option 2, the Death Benefit will be the greater of:

            o  the Face Amount plus the Account Value; or

            o  a percentage shown below, of the Account Value.

            The Face Amount is shown on the Contract Information page. This amount may be changed in accordance with the Contract Change section.

            Under either Death Benefit Option, the percentage depends on the Insured's Attained Age.

--------------------------------------------------------------------------------------------
   Attained         Account        Attained    Account Value     Attained    Account Value
      Age           Value %          Age             %             Age             %
   40 & less          250             56            146             72            111
      41              243             57            142             73            109
      42              236             58            138             74            107
      43              229             59            134           75-90           105
      44              222             60            130             91            104
      45              215             61            128             92            103
      46              209             62            126             93            102
      47              203             63            124         94 & later        101
      48              197             64            122
      49              191             65            120
      50              185             66            119
      51              178             67            118
      52              171             68            117
      53              164             69            116
      54              157             70            115
      55              150             71            113
--------------------------------------------------------------------------------------------


            INTEREST ON DEATH BENEFIT
            We will add interest to any Death Benefit payable in one sum as required by applicable state law.

GUARANTEED  GUARANTEED DEATH BENEFIT
DEATH       This Contract includes two coverage guarantees:
BENEFIT

            o  Limited Guaranteed Coverage; and
            o  Lifetime Guaranteed Coverage

            While either guarantee is in effect and You have no outstanding Indebtedness, Your Contract will not lapse if the Cash Value is insufficient to pay the Monthly Deduction.

            Each guarantee terminates on the date specified on the Contract Information page. To keep a guarantee in effect until its termination date, You must pay the corresponding amount of premiums. If You fail to pay sufficient premiums, one or both guarantees will terminate before the specified date. Even if the guarantees terminate, however, Your Contract will stay in force provided that the Surrender Value is sufficient to pay the Monthly Deduction.

            On each Monthly Date We will determine separately for each guarantee whether You have paid sufficient premiums to keep each guarantee in effect.

            If there is a Face Amount increase or decrease, or if there is a change in the Death Benefit Option, the Limited Guaranteed Coverage and Lifetime Guaranteed Coverage Monthly Premiums will change prospectively from the date of the change.

            To keep the Limited Guaranteed Coverage in effect, Your total premiums paid as of that Monthly Date must equal or exceed the sum of:

            o all applicable Limited Guaranteed Coverage Monthly Premiums for each month, from the Contract Date up to and including the current month; plus

            o  the amount of any partial withdrawals.

            To keep the Lifetime Guaranteed Coverage in effect, Your total premium paid as of that Monthly Date must equal or exceed the sum of:

            o all applicable Lifetime Guaranteed Coverage Monthly Premiums for each month, from the Contract Date up to and including the current month; plus

            o  the amount of any partial withdrawals.

            If Your total premiums are insufficient to keep either guarantee in effect, We will notify You in writing. You may reactivate either guarantee by paying the premium insufficiency within one year of Our notice to You.

            Even if You have paid sufficient premiums to keep one or both Guarantee Periods in effect, if You have outstanding Indebtedness, Your Contract will enter the Grace Period if Your Surrender Value is insufficient to cover Your Monthly Deductions.


DEATH       DEATH BENEFIT AT ATTAINED AGE 100
BENEFIT     If the Insured is living and the contract is in force when the
AT ATTAINED Insured reaches Attained Age 100, the Death Benefit will equal 101%
AGE 100     of the Account Value of the contract. If the Lifetime Guaranteed
            Coverage Period is still in effect at Attained Age 100, the Death
            Benefit will equal the greater of the Face Amount or 101% of the Account Value.

            After Attained Age 100, no further premium payments will be required nor will they be accepted and the Monthly Deductions will no longer include a cost of insurance charge.

PAYMENT OF  PAYMENT OF PREMIUMS
PREMIUMS Premiums are payable during the Insured's lifetime beginning on the Contract Date. A premium expense charge will be deducted from each premium payment. All premiums are payable at Our Service Center or to an authorized agent. We will give You a receipt upon request.

            Planned premiums are payable every 12 months, 6 months, 3 months or monthly from the Contract Date according to the payment interval and payment method selected in the application. The initial planned premium is shown on the Contract Information page. You may change the amount or interval of a planned premium at any time by Written Request. Any change is subject to Our minimum premium requirements. We also reserve the right to limit the amount of any increase in a planned premium.

            UNSCHEDULED PREMIUM PAYMENTS
            You may make unscheduled premium payments while the contract is in force provided:

            o  the payment is at least $50.00; and
            o the payment will not disqualify this contract as a Life Insurance Contract under the Internal Revenue Code as it now exists or may later be amended.

            If any unscheduled premium payment increases the Death Benefit by more than it increases the Account Value, We will require evidence of insurability satisfactory to Us.

            While there is any Indebtedness on the contract, any payments in excess of the total planned premiums for the contract year will be treated as repayments of the Indebtedness and not as premiums.

            PAYMENT BY PRE-AUTHORIZED CHECK (PAC)
            We may be authorized, by Written Request, to draw checks against or make electronic withdrawals from a particular bank account for the purpose of paying premiums. While We are so authorized, premiums will be due every contract month or at any other interval available.

            You may terminate this premium payment arrangement at any time by Written Request. We also have the right to terminate this arrangement at any time. If it is terminated, a Premium Reminder will be sent every 3 months subject to Our minimum premium requirements. That interval may be changed by Written Request.

            PREMIUM REMINDERS
            After the first premium has been paid, We will send You a premium reminder for each planned premium according to the payment interval then in effect unless You have chosen to pay by Pre- Authorized Check. We reserve the right to stop sending premium reminders if no planned premium payments are made during 24 consecutive calendar months. If premium payments are resumed, We will start sending premium reminders again.

PREMIUMS    PREMIUM ALLOCATION
            We will allocate Your initial Net Premium, and any other Net Premium received during the Right to Return period, to the sub-accounts in accordance with Your written instructions. If the total portion of such Net Premiums to be allocated to the sub-accounts exceeds the Initial Premium Allocation Limit shown on the Contract Information page, We may temporarily allocate the portion in excess of the Initial Net Premium Allocation Limit to the Fixed Account until after the end of the Right to Return Period, when We will allocate it to the sub-accounts in accordance with Your instructions.

            After the Right to Return period, Net Premiums will be allocated as described in the Investment Allocations provision on page 11.


            GRACE PERIOD
            If the Guaranteed Death Benefit provision is not in effect and the Surrender Value is insufficient to pay the Monthly Deduction, a Grace Period of 61 days will be permitted for payment of a premium sufficient to continue the contract in force. We will send a notice to You at Your last known address requesting the amount due at least 30 days before the Grace Period ends. If the required amount is not received within 61 days, the contract will terminate without value. If the Insured dies during a Grace Period, the Death Benefit will be reduced by any Monthly Deductions and any Loan Interest due but not paid.

            REINSTATEMENT

            This contract may be reinstated within five years of the end of the Grace Period and prior to the Insured's Attained Age 100 if We receive:

            o  Your Written Request to reinstate the contract;
            o  evidence of insurability satisfactory to Us; and
            o a premium equal to at least three Monthly Deductions following the effective date of reinstatement.

            If the Indebtedness is not repaid, such Indebtedness will also be reinstated.

LIFE        LIFE INSURANCE QUALIFICATION
INSURANCE   This contract is intended to qualify for treatment as a life
QUALI-      insurance contract under the Internal Revenue Code as it now exists
FICATION    or may later be amended. We reserve the right to amend this contract to comply with future changes in the Code and its Regulations. Any amendments will be made by an agreement approved by the proper regulatory authorities. We will promptly provide You with a copy of any amendment.

            We reserve the right to refuse premium payments and to return those premium payments, in whole or in part, if accepting them would disqualify this contract from favorable tax treatment under the Code. A premium payment will not be refused if the payment will prevent the contract from terminating.

GENERAL     YOUR CONTRACT
CONTRACT    Your contract is issued in consideration of the application and the
PROVISIONS  initial premium. All statements made in the application are representations and not warranties. No statement made by or on behalf of the Insured will be used by Us to contest this contract, or defend a claim under it, unless it is in the application.

            Any additional agreements are shown on the Contract Information page. These agreements are attached to and made a part of this contract. This contract, the application and any subsequent applications contain the entire contract between You and Us.

            WAIVER
            Only an officer of the Company can waive or change any provision of this contract, and only by means of a written instrument.

            MISSTATEMENT OF AGE OR SEX
            If the age or sex of the Insured has been misstated, any Proceeds will be adjusted to that amount which would be purchased by the most recent Cost of Insurance Rate at the correct age and sex. Age refers to the Insured's age last birthday on the Contract Date.

            ASSIGNMENT
            Your contract may be assigned. We will not be on notice of any assignment until a duplicate of the original assignment is filed at Our Service Center. We assume no responsibility for the validity or effect of any assignment, and may rely solely on the assignee's statement of interest.

            CONTRACT ANNIVERSARY
            Contract months, years and anniversaries will be computed from the Contract Date.

OWNER AND   OWNER
BENEFICIARY The Owner is as named in the application on the Contract Date, and may be changed from time to time. Unless otherwise provided, the ownership rights of an individual who dies before the Insured will belong to the surviving joint owner, or if no joint owner, to the executors or administrators of that individual's estate. The ownership rights of a corporation, partnership or fiduciary will belong to its successors or assigns.

            During the Insured's lifetime, the rights and privileges stated in this contract may be exercised only by the Owner.

            BENEFICIARY
            The Beneficiary is as named in the application on the Contract Date, and may be changed from time to time. The interest of any Beneficiary who dies before the Insured will terminate at the death of that Beneficiary.

            If no Beneficiary designation is in effect at the Insured's death, or if there is no designated Beneficiary then living, You will be the Beneficiary. However, if the Insured was the Owner, the executors or administrators of the Insured's estate will be the Beneficiary.

            CHANGE OF OWNERSHIP OR BENEFICIARY
            You may change the Owner or any Beneficiary by Written Request during the Insured's lifetime. The change will take effect as of the date the request is signed after We acknowledge receipt in writing, whether or not You or the Insured is living at the time of acknowledgment. The change will be subject to any assignment, and to any payment made or action taken by Us before acknowledgment.

INCONTEST-  INCONTESTABILITY AFTER TWO YEARS
ABILITY AND In the absence of fraud, this contract will be incontestable after
SUICIDE     it has been in force during the Insured's lifetime;

            o with respect to the Face Amount, for two years from the Contract Date; and
            o with respect to each increase in the Face Amount, for two years from the effective date of that increase.

            SUICIDE WITHIN TWO YEARS
            If the Insured dies by suicide within two years from the Contract Date, while sane or insane, the amount payable under this contract will be limited to the greater of the Account Value less Indebtedness or the minimum value required by the state where this contract was issued for delivery.

            If the Insured dies by suicide within two years after the effective date of any increase in Face Amount, while sane or insane, the amount payable from that increase will be limited to the Monthly Deductions made in conjunction with such increase.

CONTRACT    CHANGES IN THE FACE AMOUNT
CHANGES     While this contract is in force, You may request Us to increase or decrease the Face Amount. Only one such change is allowed in a contract year and only after the first contract year. We will send
            You new Contract Information pages following each change.

            Any increase in the Face Amount is subject to:
            o Your written application and evidence of insurability satisfactory to Us;
            o  Our issue rules and limits at the time of increase;
            o the Minimum Face Amount Increase shown on the Contract Information page;
            o  the Cost of Insurance for the increase; and
            o  a new Table of Withdrawal Charges for the amount of the increase.

            An increase will take effect on the Monthly Date on or next following the date We approve Your application.

            The Face Amount may be decreased by Written Request, provided the remaining Face Amount is not less than the Minimum Face Amount shown on the Contract Information page. Any decrease will take effect on the Monthly Date on or next following the date We receive Your request. Any such decrease and any applicable withdrawal charges will be applied in the following order:


            1. against the most recent increase in the Face Amount;

            2. against the next most recent increases successively; then
            3. against the Face Amount shown on the Contract Information page.

            We will send You new Contract Information pages for each change.

            We may decline a reduction in the Face Amount if We determine that it would cause the contract to fail to qualify for treatment as a Life Insurance Contract under the Internal Revenue Code.

            CHANGES IN THE DEATH BENEFIT OPTION

            You may change the Death Benefit Option by Written Request. Only one such change is allowed in a contract year and only after the first contract year. The change in Option will take effect on the Monthly Date on or next following the date We approve Your request.

            If You change from Option 1 to Option 2, the new Face Amount will be the Option 1 Death Benefit less the Account Value as of the effective date of the change. The new Face Amount may not be less than the Minimum Face Amount shown on the Contract Information page. Any such change is subject to Your written application and evidence of insurability satisfactory to Us.

            If You change from Option 2 to Option 1, the new Face Amount will be the Option 2 Death Benefit as of the effective date of the change.

CONTRACT    ACCOUNT VALUE
VALUES      Your Account Value on the Contract Date is equal to the initial Net
            Premium less the Monthly Deduction for the first contract month.

            On each Monthly Date, Your Account Value equals:

            o the sum of the value of Your Accumulation Units in the sub-accounts; plus
            o  Your Account Value in the Fixed Account; plus
            o  the value of Your Loan Account; minus
            o  the Monthly Deduction.

            On each Valuation Day, other than a Monthly Date, Your Account Value equals:

            o the sum of the value of Your Accumulation Units in the sub-accounts; plus
            o  Your Account Value in the Fixed Account; plus
            o  the value of Your Loan Account.

            CASH VALUE
            A Withdrawal Charge will be subtracted from the Account Value to determine the Cash Value. The Withdrawal Charges are shown on the Contract Information page.

            SURRENDER VALUE
            Your Surrender Value is equal to Your Cash Value, minus any Indebtedness.

            ACCOUNT VALUE IN FIXED ACCOUNT
            The Account Value in the Fixed Account on the Contract Date is equal to the initial Net Premium allocated to the Fixed Account less the proportion of the Monthly Deduction allocated to the Fixed Account for the first contract month.


            On each Monthly Date, the Account Value in the Fixed Account is equal to:

            o the Account Value in the Fixed Account on the preceding Monthly Date with one month's interest; plus
            o any Net Premium allocated to the Fixed Account since the preceding Monthly Date and interest from the date the Net Premium is allocated to the Monthly Date; plus

            o the Account Values transferred to the Fixed Account since the preceding Monthly Date and interest from the date the Account Value is transferred to the Monthly Date; minus

            o the Account Values transferred from the Fixed Account since the preceding Monthly Date and interest from the date the Account Value is transferred to the Monthly Date; minus

            o all withdrawals from the Fixed Account since the preceding Monthly Date plus interest from the date of the withdrawal to the Monthly Date; minus

            o the portion of the Monthly Deduction allocated to the Account Value in the Fixed Account, to cover the contract month following the Monthly Date.

            On any date other than a Monthly Date, the Account Value will be calculated on a consistent basis.

            SUB-ACCOUNT VALUES
            Amounts allocated to sub-accounts are applied to provide Accumulation Units in each sub-account. An Accumulation Unit is used to calculate the value of a sub-account. The number of Accumulation Units credited to each sub-account is determined by dividing the amount allocated to a sub-account by the dollar value of one Accumulation Unit for such sub-account. The number of Your Accumulation Units is not affected by any subsequent change in the value of the units. The Accumulation Unit values in each sub-account may increase or decrease daily.

            SUB-ACCOUNT ACCUMULATION UNIT VALUE
            The Accumulation Unit value for each sub-account will vary to reflect the investment experience of the applicable sub-account and will be determined on each Valuation Day by multiplying the Accumulation Unit value of the particular sub-account on the preceding Valuation Day by a net investment factor for that sub-account for the Valuation Period then ended. The net investment factor for each sub-account is equal to the net asset value per share of the corresponding investment at the end of the Valuation Period (plus the per share amount of any dividend or capital gain distributions paid by that investment in the Valuation Period then ended) divided by the net asset value per share of the corresponding investment at the beginning of the Valuation Period, less the Separate Account Expense Charge.

            While We are not currently making a provision for current taxes, any new taxes or increase in taxes attributable to the operations of the Separate Account, We reserve the right to deduct such a charge from the Accumulation Unit value.

            SUB-ACCOUNT ACCUMULATION VALUE
            Your accumulation value in any sub-account equals:

            o the number of Your Accumulation Units in that sub-account on the Valuation Day;
            o multiplied by that sub-account's Accumulation Unit value on the Valuation Day.

            EMERGENCY PROCEDURE
            With the exception of weekends or holidays, if a national stock exchange is closed, or trading is restricted due to an existing emergency as defined by the Securities and Exchange Commission (SEC) so that We cannot value the sub-accounts, or as otherwise ordered by the SEC, We may postpone all procedures which require valuation of the sub-accounts until valuation is possible. Any provision of this contract which specifies a Valuation Day will be superseded by the emergency procedure.

            COST OF INSURANCE
            The Cost of Insurance is determined on the Monthly Date. The cost for the Face Amount and for each increase in Face Amount is computed separately. It is computed as follows:

            o Divide the Death Benefit on the first day of the contract month by 1 plus the Guaranteed Monthly Equivalent Interest Rate shown on the Contract Information page;
            o Reduce the result by the Account Value on that day before computing the Monthly Deduction for the Cost of Insurance; and
            o Multiply the difference by the Cost of Insurance Rate for that month divided by 1000.

            COST OF INSURANCE RATE
            The Cost of Insurance Rate is the rate applied to the insurance under this contract to determine the Cost of Insurance. It is based on the Attained Age, sex and rating classification of the Insured. The Cost of Insurance Rate will not be greater than the guaranteed rates shown in the Table of Guaranteed Maximum Monthly Cost of Insurance Rates as shown on the Contract Information pages.

            MONTHLY DEDUCTION
            A Monthly Deduction is made for the Cost of Insurance, Contract Fee and the cost of any Additional Benefit Agreements. The Monthly Deduction for a contract month will be calculated by adding:

            o  the Contract Fee shown on the Contract Information page;
            o  the Cost of Insurance for the contract month; and
            o  the Monthly Deduction of any Additional Benefit Agreements.

            The Monthly Deduction for a contract month will be allocated among the Fixed Account and the sub-accounts of the Separate Account in proportion to the Account Value in each account. When determining these proportions, the Account Values are used net of any Indebtedness at the beginning of the month.

            INTEREST RATES
            The Guaranteed Interest Rate for the Fixed Account is shown on the Contract Information page. Interest rates are expressed as effective annual rates. The rate is compounded daily and is used to calculate Account Values of the Fixed Account. We may credit interest in excess of the Guaranteed Interest Rate. Such excess interest will be at Our sole discretion.

            The Account Value allocated to the Fixed Account will be guaranteed and the rate of interest will be guaranteed for at least the balance of the contract year. We determine interest rates in accordance with market conditions and other factors. We may change the rate guaranteed on new allocations at any time. This may cause the guaranteed interest rate on Account Values at the beginning of a contract year to differ from the guaranteed rate on values transferred in at a later date. Once We guarantee an interest rate for an amount in the Fixed Account, We will not change it until the end of the current guarantee period.

            Interest on the Loan Account will be credited on each contract anniversary. Interest on the portion of the Loan Account attributable to Preferred Loans will be credited at the Loan Interest Rate shown on the Contract Information page. Interest credited on the portion of the Loan Account attributable to all other Indebtedness will be credited at the Guaranteed Interest Rate for the Fixed Account, as shown on the Contract Information page.

            BASIS OF VALUES
            The method used in computing Account Values and reserves in the Separate Account is in accordance with actuarial procedures that recognize the variable nature of the Separate Account. A statement of the method of computing values has been filed with the Insurance Department of the state in which this contract was issued for delivery. All contract values are equal to or in excess of the minimum values required and all comply with the laws of that state.

SEPARATE    SEPARATE ACCOUNT
ACCOUNT     The assets of the Separate Account will be used to provide values
PROVISIONS  and benefits under this contract and any similar policies. The assets of the Separate Account are owned by Us and cannot be charged with liabilities which may arise from any other business the Company may conduct. The assets of the Separate Account are not part of Our general account. We may transfer to Our general account any assets of the Separate Account which exceed the reserves and other contract liabilities of the account. Unless otherwise permitted by law, the investment policy of the Separate Account will not be changed without the express or deemed approval of the state where this contract was issued for delivery.

            INVESTMENT ALLOCATIONS
            The Separate Account is divided into several sub-accounts. We use amounts allocated to a sub-account to buy shares or units of the investment option shown in the prospectus for that sub-account. During the Right to Return period, Net Premiums are allocated according to the Premium Allocation provision on page 5. Subsequently, Net Premiums will be allocated in accordance with Your written instructions. You may change the allocation of subsequent Net Premiums.

            SUBSTITUTION
            We may substitute another underlying investment without Your consent. Substitution would occur if We determine that the use of such underlying investment is no longer possible or if We determine it is no longer appropriate for the purposes of the contract. No substitution will be made without notice to You and without the prior approval of the SEC and the state where this contract was issued for delivery, if required. Should a substitution, addition or deletion occur, You will be allowed to select from the then current sub-accounts and substitution may be made with respect to both existing premiums and the investment of future premiums.

            TRANSFERS
            You may transfer Account Values among the sub-accounts or from the sub-accounts into the Fixed Account, upon request. The value transferred from any sub-account must be at least $250 or the entire balance, if less. The Account Value remaining in a sub-account after any transfer must be at least $500. If the balance remaining in a sub-account as a result of a transfer is less than $500, We may require You to transfer the entire balance.

            We will allow 12 transfers per contract year without imposing a transfer charge. Transfers in excess of 12 per contract year may be subject to a transfer charge that will not exceed $25 per transfer.

            Transfers from the Fixed Account to the sub-accounts must occur within 60 days after each contract anniversary. The largest amount that may be transferred out in each contract year is the greater of the amount transferred out in the prior contract year or 20% of the balance in the Fixed Account. A transfer of all of the Account Value from the Separate Account to the Fixed Account will not be subject to a transfer charge.

            We may modify the transfer privilege at any time.

            SEPARATE ACCOUNT EXPENSE CHARGE
            On each Valuation Day, an expense charge equal to the daily equivalent of the annual rate as shown on the Contract Information page is deducted proportionately from the sub-accounts.

REPORTS     ANNUAL REPORT
            At least once each year, We will send You a report which shows:

            o   the current Death Benefit;
            o   the current Account Value;
            o   the current Cash Value;
            o   the premiums paid;
            o   investment gain/loss;
            o   any Indebtedness;
            o   the Cost of Insurance;
            o   the Premium Expense Charge;
            o   the Contract Fees;
            o   the current Surrender Value; and
            o any other information required by the state in which this contract was issued for delivery.

            ILLUSTRATION OF BENEFITS
            During any contract year, We will provide You with one illustration of hypothetical future Account Values and Death Benefits at any time upon Written Request. We may charge a reasonable fee for any subsequent illustrations during the same contract year. However, the fee will not be greater than $25.

CONTRACT    LOANS
LOANS       Your contract has a Loan Value which is equal to 90% of the Cash
            Value (see page 8) as of the date of the loan. Loans must be at least $250. You may borrow the Loan Value by assigning this contract to Us as security for the loan. The assignment form must be satisfactory to Us. Loans may be made at any time while this contract is in force. We may defer the granting of a loan for up to 6 months.

            You may decide the proportions in which to allocate the contract loan among the sub-accounts of the Separate Account. If You do not specify the allocation, then the contract loan will be allocated among the sub-accounts of the Separate Account and the Fixed Account in proportion to the Account Value in each account. The Account Value equal to the portion of the contract loan allocated to a sub-account and the Fixed Account will be transferred from that sub-account and the Fixed Account to the Loan Account and the Account Value in that sub-account and the Fixed Account will be reduced by the amount transferred. If loan interest is not paid when due, an amount of Account Value equal to the loan interest will also be transferred.

            If on any contract anniversary, the contract's Indebtedness exceeds the Account Value in the Loan Account, We will transfer Account Value equal to the excess Indebtedness from the Fixed Account and the sub-accounts of the Separate Account to the Loan Account as security for the excess debt in the same manner as the original loan.

            If You have an outstanding contract loan, the Guaranteed Death Benefit provision will not prevent Your contract from entering the Grace Period, if the Surrender Value is insufficient to cover the Monthly Deduction.

            PREFERRED LOAN
            The amount available for a Preferred Loan is the earnings of the contract since its inception.

            Earnings equal (A) minus (B) minus (C) minus (D) plus (E); where

            (A) is the Account Value;
            (B) is total premiums paid;
            (C) is the preferred loan balance;
            (D) is accrued loan interest; and
            (E) is all prior partial withdrawals in excess of earnings.

            LOAN INTEREST
            Interest on contract loans equals the Loan Interest Rate as shown on the Contract Information page. Interest will accrue daily from the date of the loan, and is due on each contract anniversary. Unpaid interest will be added to existing Indebtedness, and will accrue interest at the same rate.

            REPAYMENT
            While this contract is in force during the Insured's lifetime, any loan may be repaid in whole or in part. When a loan repayment is made, the Account Value in the Loan Account will be reduced by the loan repayment, and this amount will be allocated proportionately among the Fixed Account and sub-accounts of the Separate Account.

CONTRACT    CONTRACT WITHDRAWAL
WITHDRAWAL  You may withdraw from this contract its full Surrender Value upon
            Written Request at any time during the lifetime of the Insured. Upon withdrawal of the full Surrender Value, this contract will terminate.

            You may also make a partial withdrawal under this contract. Partial withdrawals must be at least $250. For any partial withdrawal after the first in any contract year, We may charge a transaction fee of the lesser of $25 or 2% of the amount of the partial withdrawal. You may select the sub-accounts from which to deduct the amount of the partial withdrawal. If You do not indicate where the funds will be deducted from, the amount of the partial withdrawal will be deducted on a pro rata basis from the sub-accounts and the Fixed Account.

            If Death Benefit Option 1 is in effect, both the Face Amount and the Account Value will be reduced by the amount of the partial withdrawal, the withdrawal charge and the partial withdrawal fee. If Death Benefit Option 2 is in effect, the Account Value will be reduced by the amount of the partial withdrawal, the withdrawal charge and the partial withdrawal fee.

            Each partial withdrawal is subject to the following:

            o  no partial withdrawal may be made in the first contract year;
            o a withdrawal charge and a partial withdrawal fee will be deducted from the partial withdrawal;
            o the Surrender Value that remains must be at least $500, or the withdrawal request will be treated as a request to withdraw the Full Surrender Value; and
            o the Face Amount that remains in force is not less than the Minimum Face Amount shown on the Contract Information page.

            WITHDRAWAL CHARGE
            The withdrawal charge for a partial withdrawal is equal to a proportion of the withdrawal charge that would apply for a full withdrawal. The proportion will be computed as the amount of Account Value that is withdrawn, divided by the full Account Value. Future withdrawal charges will be reduced in this proportion. However, any additional withdrawal charges resulting from an increase in the Face Amount after the date of the partial withdrawal will not be reduced in this proportion.

            The withdrawal charge is shown of the Contract Information page.

            We may defer the payment of Your withdrawal from the Fixed Account for up to 6 months.

            WAIVER OF WITHDRAWAL CHARGE

            We will waive the Withdrawal Charge in the event of a Qualifying Medical Stay. To qualify for this waiver:

            o the Insured must have a Qualifying Medical Stay which begins after the first contract year and lasts at least 45 days during any continuous 60 day period; or
            o the Insured's spouse must have a Qualifying Medical Stay which begins after the first contract year and lasts at least 45 days during any continuous 60 day period; and
            o You must mail Your Written Request for this waiver, together with proof, satisfactory to Us, of the stay, within 180 days of initial eligibility.

            If the Insured's spouse had a Qualifying Medical Stay within 45 days prior to the Contract Date, a waiver of the Withdrawal Charge will not be considered for the Insured's spouse, until the later of:

            o  6 months from the date of the last Qualifying Medical Stay; or
            o  the first contract anniversary.

            Qualifying Medical Stay means: 1) confinement in a Qualifying Institution; and 2) treatment by a Qualifying Medical Professional.

            A Qualifying Institution means a licensed hospital or licensed skilled or intermediate care nursing facility at which: 1) medical treatment is available on a daily basis; and 2) daily medical records are kept on each patient. It does not include: 1) a facility whose purpose is to provide accommodations, board or personal care services to individuals who do not need medical or nursing care; or
            2) a place mainly for rest.

            A Qualifying Medical Professional is a legally qualified practitioner of the healing arts who is: 1) acting within the scope of his or her license; 2) not a resident of Your household; and 3) not a member of Your immediate family (children, grandchildren, parents, grandparents, siblings and their spouses).

            Treatment means the rendering of medical care or advice related to a specific medical condition. Treatment includes diagnosis and subsequent care. It does not include routine monitoring unless medically necessary.

PAYMENT OF  PAYMENT
PROCEEDS The Proceeds of this contract will be subject first to the interest of an assignee, to whom payment will be made in one sum. We will pay any remaining Proceeds to You before the Insured's death, and to the Beneficiary after the Insured's death.

            Payment to the Beneficiary will be made only if We receive proof, satisfactory to Us, of the Insured's death. Unless otherwise provided, payment will be made in equal shares to those Beneficiaries entitled to receive the Proceeds.

            DELAY OF PAYMENT
            We will pay Surrender Values, withdrawals and contract loans allocated to the Separate Account within seven days after We receive Your Written Request. We will pay death Proceeds allocated to the Separate Account within seven days, only after We receive Your Written Request and receive proof, satisfactory to Us, of the Insured's death. Payment may be delayed if:

            o the New York Stock Exchange is closed on other than customary weekend and holiday closings or trading on the New York Stock Exchange is restricted as determined by the SEC; or
            o an emergency exists, as determined by the SEC, as a result of which disposal of securities is not reasonably practicable to determine the value of the sub-accounts; or
            o the SEC, by order, permits postponement for the protection of contract owners.

PAYMENT OF  PAYMENT OF PROCEEDS OPTIONS
PROCEEDS    The Proceeds may be applied under one of the following Options. An
OPTIONS     Option must be selected by Written Request. You may select an Option during the Insured's lifetime. If You have not selected an Option before the Insured's death, the Beneficiary may choose one. We will not permit withdrawals or partial withdrawals after payments under a proceeds option involving life contingencies commence.

            THE OPTIONS

            1. Interest. We will pay interest monthly on Proceeds left on deposit with Us. We will declare the interest rate each year. It will never be less than 3 1/2% a year.
            2. Fixed Amount. We will pay equal monthly installments, first payment immediately, until the Proceeds and the interest have been exhausted. Interest will be credited on unpaid balances at the rate which We will declare each year. It will never be less than 3 1/2%, compounded annually.
            3. Fixed Period. We will pay equal monthly installments, first payment immediately, for not more than 25 years. The minimum amount of each installment may be determined from the OPTION 3 TABLE on page 15. This Table is based on a guaranteed interest rate of 3 1/2%, compounded annually.
            4. Life Income. We will pay equal monthly installments, first payment immediately, for the lifetime of the payee with or without a guaranteed period. The minimum amount of each installment may be determined from the OPTION 4 TABLE on page 15. This Table is based on a guaranteed interest rate of 3 1/2%, compounded annually. The guaranteed period selected may be: (1) 10 years; (2) 15 years; or (3) 20 years.
            5. Other Payment. We will pay the Proceeds in any other manner that may be mutually agreed upon.

            AVAILABILITY
            No Option may be selected unless the amount to be applied is more than $2,000 and will provide an installment payment of at least $20. Unless We consent, these Options will not be available if the payee is an assignee, administrator, executor, trustee, association, partnership or corporation.

            ADDITIONAL INTEREST
            At Our discretion, additional interest may be declared annually on all Payment Options. This interest will lengthen the period under Option 2, and increase the installment amounts under Options 3 and 4.


                                         OPTION 3 TABLE
                     MINIMUM MONTHLY INSTALLMENT PAYMENT PER $1,000 APPLIED

-------------------------------------------------------------------------------------------------------------------
Number       Monthly    Number     Monthly     Number     Monthly    Number      Monthly    Number     Monthly
of Years     Payment    of Years   Payment     of Years   Payment    of Years    Payment    of Years   Payment
-------------------------------------------------------------------------------------------------------------------
     1         $84.65        6       $15.35        11       $9.09        16        $6.76        21       $5.56
-------------------------------------------------------------------------------------------------------------------
     2          43.05        7        13.38        12        8.46        17         6.47        22        5.39
-------------------------------------------------------------------------------------------------------------------
     3          29.19        8        11.90        13        7.94        18         6.20        23        5.24
-------------------------------------------------------------------------------------------------------------------
     4          22.27        9        10.75        14        7.49        19         5.97        24        5.09
-------------------------------------------------------------------------------------------------------------------
     5          18.12       10         9.83        15        7.10        20         5.75        25        4.96
-------------------------------------------------------------------------------------------------------------------

                                 OPTION 4 TABLE
             MINIMUM MONTHLY INSTALLMENT PAYMENT PER $1,000 APPLIED

---------------------------------------------------------------------------------------------------------------
                           MALE                                                 FEMALE
---------------------------------------------------------------------------------------------------------------
            No     Guaranteed  Guaranteed  Guaranteed                  No    Guaranteed Guaranteed Guaranteed
      Guaranteed      Period      Period      Period             Guaranteed     Period     Period     Period
 Age     Period      10 Years    15Years     20 Years       Age     Period     10 Years   15Years    20Years
  50      $4.45        $4.41       $4.36       $4.29         50      $4.11       $4.09      $4.07      $4.04
  51       4.52         4.47        4.42        4.34         51       4.16        4.15       4.12       4.09
  52       4.59         4.55        4.48        4.40         52       4.22        4.20       4.18       4.14
  53       4.67         4.62        4.55        4.45         53       4.29        4.27       4.24       4.19
  54       4.76         4.70        4.62        4.51         54       4.36        4.33       4.30       4.24

  55       4.85         4.78        4.70        4.57         55       4.43        4.40       4.36       4.30
  56       4.94         4.87        4.77        4.63         56       4.50        4.47       4.42       4.36
  57       5.04         4.96        4.85        4.70         57       4.58        4.54       4.49       4.42
  58       5.15         5.06        4.93        4.76         58       4.67        4.62       4.57       4.48
  59       5.26         5.16        5.02        5.82         59       4.76        4.71       4.64       4.55

  60       5.39         5.26        5.11        4.89         60       4.85        4.80       4.72       4.61
  61       5.52         5.38        5.20        4.95         61       4.95        4.89       4.81       4.68
  62       5.66         5.50        5.29        5.01         62       5.06        4.99       4.89       4.75
  63       5.80         5.62        5.39        5.08         63       5.18        5.10       4.98       4.82
  64       5.96         5.75        5.49        5.14         64       5.30        5.21       5.08       4.89

  65       6.14         5.89        5.58        5.20         65       5.43        5.32       5.18       4.96
  66       6.32         6.03        5.68        5.26         66       5.57        5.45       5.28       5.03
  67       6.51         6.18        5.78        5.31         67       5.72        5.58       5.38       5.10
  68       6.72         6.33        5.88        5.37         68       5.89        5.72       5.49       5.17
  69       6.94         6.49        5.98        5.42         69       6.06        5.86       5.60       5.23

  70       7.18         6.65        6.08        5.46         70       6.25        6.01       5.71       5.30
  71       7.44         6.82        6.18        5.50         71       6.45        6.18       5.82       5.36
  72       7.71         6.99        6.27        5.54         72       6.67        6.34       5.93       5.41
  73       7.99         7.16        6.36        5.58         73       6.91        6.52       6.04       5.46
  74       8.30         7.33        6.44        5.61         74       7.17        6.70       6.15       5.51

  75       8.63         7.51        6.52        5.63         75       7.45        6.89       6.26       5.55
  76       8.99         7.68        6.60        5.66         76       7.75        7.08       6.36       5.59
  77       9.37         7.86        6.67        5.68         77       8.08        7.28       6.45       5.62
  78       9.77         8.03        6.73        5.69         78       8.43        7.48       6.54       5.65
  79      10.21         8.19        6.79        5.71         79       8.81        7.68       6.62       5.67
  80      10.67         8.36        6.84        5.72         80       9.22        7.88       6.70       5.69
---------------------------------------------------------------------------------------------------------------

LIBERTY   [Liberty
MUTUAL     logo]






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                    LIBERTY LIFE ASSURANCE COMPANY OF BOSTON
                      A Member of the Liberty Mutual Group

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CONTRACT DESCRIPTION

This is a FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE CONTRACT.
The amount and frequency of payments are flexible.
The Death Benefit is payable if the Insured dies while this contract is in force. Death Benefit and Account Value may vary with investment and earnings experience and contract charges. This contract is non-participating.


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